EXHIBIT 10.24


                  THIS SEVERANCE AGREEMENT AND RELEASE, made as of February 28, 1997 by and between DENNIS G. SISCO(hereinafter referred to as "Employee"), and COGNIZANT CORPORATION (hereinafter deemed to include its worldwide subsidiaries and affiliates and referred to as "the Company").

                  WITNESSETH THAT:

                  WHEREAS, Employee has been employed by the Company since the date specified in Appendix I; and

                  WHEREAS, the parties to this Agreement desire to enter into an agreement in order to provide certain benefits and salary continuation to Employee;

                  NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter provided and of the actions taken pursuant thereto, the parties agree as follows:


         1. Employee shall assume inactive employee status with the Company effective on the date specified in Appendix I. From and after that date, Employee shall have no further responsibilities as an officer or employee of the Company. Effective on the "Effective Date of Resignation" specified in Appendix I, Employee's employment with the Company shall terminate. In furtherance of the foregoing, Employee agrees, upon request of the Company, to execute such written resignations as the Company may require in order that Employee's positions with the Company, its subsidiaries and affiliates, may be terminated as of the Effective Date of Resignation. Notwithstanding the foregoing, Employee shall be entitled to remain on the Boards of Directors of the companies identified in Appendix I unless and until removed by their respective shareholders. Employee shall not be acting as a representative of the Company on any of the Boards of Directors identified on Appendix I.

         2. Effective on the date set forth in Appendix I, Employee will have the status of an inactive employee within the meaning of Section 2.4 of the Cognizant Corporation Executive Transition Plan (the "Plan"), a summary plan description of which Employee hereby acknowledges receipt. On the Effective Date of Resignation, Employee shall incur an "Eligible Termination" under the Plan and will, accordingly, be entitled to the benefits set forth therein subject to the terms and conditions of such Plan. In accordance with Section 2.4 of the Plan, amounts paid to Employee during his period of inactive status will offset any benefits payable under the Plan. A summary of the benefits to which Employee is entitled under the Plan is set forth in Appendix I.

         3. Through the Termination Date specified in Appendix I, Employee will be reasonably available to consult on matters, and will cooperate fully with respect to any claims, litigation or investigations, relating to the Company. No reimbursement for expenses incurred after the commencement of a period of inactive employee status, or if there is no such period, after termination of employment, shall be made to Employee unless authorized in advance by the Company.

         4. Employee agrees that until the Termination Date Employee will not become a stockholder (unless such stock is listed on a national securities exchange or traded on a daily basis in the over-the-counter market and the Employee's ownership interest is not in excess of 5% of the company whose shares are being purchased), member, employee, officer, director or consultant of or to a Competing Business (as defined below); nor if Employee becomes associated with a company, partnership or individual which company, partnership or individual acts as a consultant to a Competing Business will Employee provide services to such Competing Business. The restrictions contained in this paragraph shall apply whether or not Employee accepts any form of compensation from such competing entity or consultant. The foregoing provisions shall not prohibit Employee from becoming a stockholder, employee, officer, director or consultant of or to a corporation, or a member or an employee of or a consultant to a partnership or other business or firm, primarily engaged in venture capital, equity or debt-based investing so long as the Employee does not act as an executive officer (or member of senior management) of any Competing Business in which such corporation, partnership, business or firm invests. Employee also agrees that, until the Termination Date, Employee will not recruit or solicit any customers of the Company to become customers of any Competing Business. In addition, Employee agrees that until the Termination Date neither Employee nor any company or entity Employee controls or manages, shall recruit or solicit any employee of the Company to become an employee of any business entity. As used in this paragraph 4, the term "Competing Business" shall mean any corporation, partnership, business or entity which competes with any business in which the Company owns, directly or indirectly, a controlling interest as of the Effective Date of Resignation.

         5. If Employee performs services for an entity other than the Company at any time prior to the Termination Date (whether or not such entity is in competition with the Company), Employee shall notify the Company on or prior to the commencement thereof. To "perform services" shall mean employment or services as a full-time employee, consultant, owner, partner, associate, agent or otherwise on behalf of any person, principal, partnership, firm or corporation. For purposes of this paragraph 5 only, "Company" shall mean Cognizant Corporation and any other affiliated entity which has been designated to participate in The Cognizant Corporation Career Transition Plan.

         6. Employee agrees that Employee will not directly or indirectly disclose any proprietary or confidential information, records, data, formulae, specifications and other trade secrets owned by the Company, whether oral or written, to any person or use any such information, except pursuant to court order (in which case Employee will first provide the Company with written notice of such). All records, files, drawings, documents, models, disks, equipment and the like relating to the businesses of the Company shall remain the sole property of the Company and shall not be removed from the premises of the Company. Employee further agrees to return to the Company any property of the Company which Employee may have, no matter where located, and not to keep any copies or portions thereof. However, Employee may retain his Company-provided Macintosh personal computer system and related software, cellular telephone and pager.

         7. Neither Employee nor the Company shall make any derogatory statements about the other. Employee shall not make any written or oral statement, news release or other announcement relating to Employee's employment by the Company or relating to the Company, its subsidiaries, customers or personnel, which is designed to embarrass or criticize any of the foregoing. The Company shall not make any written or oral statement, news release or other announcement relating to Employee or Employee's employment by the Company which is designed to embarrass or criticize Employee.

         8. (a) (i) The stock options granted to Employee pursuant to the Company's Replacement Plan For Certain Employees Holding The Dun & Bradstreet Corporation Equity Based Awards (the "Replacement Plan") which are listed on Appendix II shall be cancelled and replaced with options ("Substitute Options") to purchase an equivalent number of shares of the Company's Common Stock under the Company's Key Employees Stock Incentive Plan (the "Stock Incentive Plan"). Such Substitute Options shall be granted at the prices set forth in Appendix II (which prices are not less than the fair market value on April 15, 1997, the date of the approval of such reissuance by the Compensation and Benefits Committee of the Company's Board of Directors) but shall otherwise have substantially the same terms as the options they replace.

                    (ii) Employees' termination under this Agreement shall be deemed to be a "Retirement" under the Stock Incentive Plan and that portion of Employee's stock options granted pursuant to the Stock Incentive Plan that would otherwise vest on November 6, 2002, shall be accelerated so as to vest ratably on each of the five preceding November 6ths. The foregoing provisions shall not apply to any other health, welfare or other benefit plan of the Company.

                  (iii) Notwithstanding the provisions of clauses (i) and (ii) of this paragraph, the Employee hereby elects to forfeit options to purchase an aggregate of 54,615 shares of the Company's Common Stock at an exercise price of $33.375 per share which were purchased by the Employee on or about November 15, 1996. By virtue of such forfeiture, the Employee shall be entitled to a refund by the Company of $182,278 representing the purchase price of the options being forfeited.

                  (iv) For purposes of the Company's Supplemental Executive Retirement Plan, the Employee shall be deemed to have completed 10 years of service as of the date of his termination of employment. Amounts paid or payable to the Employee pursuant to this Agreement or the Plan shall not be included for purposes of computing any benefits under any benefit plan of the Company or any of its predecessors (including the Supplemental Executive Retirement Plan). The amount of the Employee's benefits payable at age 55 are set forth in Appendix IV.

         (b) For purposes of the acceleration provisions of Employee's stock options granted pursuant to the Stock Incentive Plan, "Change in Control" shall mean:

                  (i) any "Person," as such term is defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), becomes the "Beneficial Owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities;

                  (ii) during any period of twenty-four months (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the Board, and any new director (other than
(A) a director nominated by a Person who has entered into an agreement with the Company to effect a transaction described in Section (8)(b)(i), (iii) or (iv) hereof, (B) a director nominated by any Person (including the Company) who publicly announces an intention to take or to consider taking actions (including, but not limited to, an actual or threatened proxy contest) which if consummated would constitute a Change in Control or (C) a director nominated by any Person who is the Beneficial Owner, directly or indirectly, of securities of the Company representing 10% or more of the combined voting power of the Company's securities) whose election by the Board or nomination for election by the Company's stockholders was approved in advance by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

                  (iii) the stockholders of the Company approve any transaction or series of transactions under which the Company is merged or consolidated with any other company, other than a merger or consolidation (A) which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 66 2/3% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation and (B) after which no Person holds 20% or more of the combined voting power of the then-outstanding securities of the Company or such surviving entity; or

                  (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

         (c) Employee has served at the request of the Company as a director of certain companies in which the Company has an investment. While Employee will no longer serve as the Company's representative with respect to those Companies, Employee agrees that any stock options or other remuneration received prior to the date he assumed inactive employment status in the course of such representation will continue to be held by Employee on behalf of the Company in accordance with the Company's policies. Specifically, in the case of options granted to Employee by Aspect Development, Inc. and Oacis Healthcare Systems, Inc., Employee will exercise such options only upon the instruction of the Company and the advance by the Company of the exercise price therefor and will surrender to the Company any shares so acquired on exercise. Employee also will not to take any action which would cause such options to terminate without the prior consent of the Company. To the extent Employee is treated as having received taxable income with respect to any cash or property he is required to surrender to the Company, the Company will indemnify and hold Employee harmless for any taxes due as a result thereof.

         9. The Company shall also reimburse Employee for the reasonable costs of seeking and securing new employment. Such costs may include telephone, travel and lodging not reimbursed by others, mail and courier services, secretarial services, legal services, and career counselling (collectively, and together with office space "Outplacement Services"). The aggregate value of Outplacement Services shall not exceed $60,000.

         10. Employee agrees that in the event of any material breach of the covenants contained in paragraphs 3, 4, 5, 6 or 7, in addition to any remedies that may be available to the Company, the Company may cease all payments required to be made to Employee under the Plan, recover all such payments previously made to Employee pursuant to the Plan and treat options granted pursuant to the Stock Incentive Plan and the Replacement Plan as expiring pursuant to Sections 7(f) and 6(g) thereof, respectively. The parties agree that any such breach would cause injury to the Company which cannot reasonably or adequately be quantified and that such relief does not constitute in any way a penalty or a forfeiture.

         11. Employee, for Employee, Employee's family, representatives, successors and assigns releases and forever discharges the Company and its successors, assigns, subsidiaries, affiliates, directors, officers, employees, attorneys, agents and trustees or administrators of any Company plan from any and all claims, demands, debts, damages, injuries, actions or rights of action of any nature whatsoever, whether known or unknown, which Employee had, now has or may have against the Company, its successors, assigns, subsidiaries, affiliates, directors, officers, employees, attorneys, agents and trustees or administrators of any Company plan, from the beginning of Employee's employment to and including the date of this Agreement relating to or arising out of Employee's employment with the Company or the termination of such employment other than a claim with respect to a vested right Employee may have to receive benefits under any plan maintained by the Company or any of Employee's rights or the Company's obligations under this Agreement. Employee represents that Employee has not filed any action, complaint, charge, grievance or arbitration against the Company or any of its successors, assigns, subsidiaries, affiliates, directors, officers, employees, attorneys, agents and trustees or administrators of any Company plan.

         12. Employee covenants that neither Employee, nor any of Employee's respective heirs, representatives, successors or assigns, will commence, prosecute or cause to be commenced or prosecuted against the Company or any of its successors, assigns, subsidiaries, affiliates, directors, officers, employees, attorneys, agents and trustees or administrators of any Company plan any action or other proceeding based upon any claims, demands, causes of action, obligations, damages or liabilities which are being released by this Agreement, nor will Employee seek to challenge the validity of this Agreement, except that this covenant not to sue does not affect Employee's future right to enforce appropriately the terms of this Agreement in a court of competent jurisdiction.

         13. Employee acknowledges that (a) Employee has been advised to consult with an attorney at Employee's own expense before executing this Agreement and that Employee has been advised by an attorney or has knowingly waived Employee's right to do so, (b) Employee has had a period of at least twenty-one (21) days within which to consider this Agreement, (c) Employee has a period of seven (7) days from the date that Employee signs this Agreement within which to revoke it and that this Agreement will not become effective or enforceable until the expiration of this seven (7) day revocation period, (d) Employee fully understands the terms and contents of this Agreement and freely, voluntarily, knowingly and without coercion enters into this Agreement, (e) Employee is receiving greater consideration hereunder than Employee would receive had Employee not signed this Agreement and that the consideration hereunder is given in exchange for all of the provisions hereof and (f) the waiver or release by Employee of rights or claims Employee may have under Title VII of the Civil Rights Act of 1964, The Employee Retirement Income Security Act of 1974, the Age Discrimination in Employment Act of 1967, the Older Workers Benefit Protection Act, the Fair Labor Standards Act, the Americans with Disabilities Act, the Rehabilitation Act, the Worker Adjustment and Retraining Notification Act (all as amended) and/or any other local, state or federal law dealing with employment or the termination thereof is knowing and voluntary and, accordingly, that it shall be a breach of this Agreement to institute any action or to recover any damages that would be in conflict with or contrary to this acknowledgment or the releases Employee has granted hereunder. Employee understands and agrees that the Company's payment of money and other benefits to Employee and Employee's signing of this Agreement does not in any way indicate that Employee has any viable claims against the Company or that the Company admits any liability whatsoever.

         14. This Agreement constitutes the entire agreement of the parties and all prior negotiations or representations are merged herein. It shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, assigns, heirs and legal representatives but neither this Agreement nor any rights hereunder shall be assignable by Employee without the Company's written consent. In addition, this Agreement supersedes any prior employment or compensation agreement, whether written, oral or implied in law or implied in fact between Employee and the Company, other than those contracts and agreements excepted from the application of section 5.7 of the Plan pursuant to the terms of such section, which prior agreements are hereby terminated.

         15. If for any reason any one or more of the provisions of this Agreement shall be held or deemed to be inoperative, unenforceable or invalid by a court of competent jurisdiction, such circumstances shall not have the effect of rendering such provision invalid in any other case or rendering any other provisions of this Agreement inoperative, unenforceable or invalid.

         16. This Agreement shall be construed in accordance with the laws of the State of Connecticut, except to the extent superseded by applicable federal law.

         17. This Agreement shall terminate in its entirety the Change in Control Severance Agreement between the Company and Employee.

                  IN WITNESS WHEREOF, Employee and Cognizant Corporation, by its duly authorized agent, have hereunder executed this Agreement.




                                 --------------------------------
                                    Employee


                                 COGNIZANT CORPORATION


                                 --------------------------------
                                     Title:

Appendix I

Summary of Benefit Entitlements
Under The Cognizant Corporation
Executive Transition Plan


Employment with                                  December 19, 1989
Company Since:

Effective Date of                                February 28, 1997
Inactive Status:

Effective Date                                   April 18, 1997
of Resignation:

Positions Resigned:                              See Appendix III

Retained Board Seats                             Gartner Group, Inc.
                                                 Aspect Development, Inc.
                                                 Oacis Healthcare Systems, Inc.
                                                 Paragren Technologies
                                                 TSI International

Effective Date of                                April 18, 1997
Eligible Termination:

Termination Date:                               February 28, 1999


Salary Continuation:                          $12,538.46 per week for 104 weeks

Welfare Benefit Continuation:                  Medical Plan (safety net)
                                               Dental Plan
                                               Life    Insurance
                                               (coverage      in
                                                effect    as   of
                                                effective date of
                                                inactive  status)
                                                Health       Care
                                                Spending Account

Annual Bonus Payment:    2/12 of the annual bonus  otherwise payable to you at
                         time of normal payment.

Executive Outplacement:     As provided by the Company.

Financial Planning/         As provided by the Company.
Counseling:

         The description of benefits contained in this Appendix is only a summary and is subject to the terms and conditions of the Plan. Refer to your summary plan description for more detail.

Appendix III

Directorships and Officerships

Corporation/Title

Cognizant Corporation
         Executive Vice President

Cognizant Enterprises Corporation
         Director
         President

Cognizant Enterprises, Inc.
         Director
         President

Dataquest (Korea), Inc.
         Director
         Chairman

Dun & Bradstreet HealthCare Information, Inc.
         Director

Dun & Bradstreet-Satyam Software Private Limited
         Director


LexHealth, Inc.
         Director

Pilot Software, Inc.
         Director
         Chairman